Oppenheimer Growth Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  07/29/85              0.6100            0.4800                 19.980

  07/28/86              0.7720            3.9980                 17.880

  12/19/86              0.0000            0.2000                 18.930

  07/31/87              0.8800            1.5800                 18.360

  12/24/87              0.3870            0.1730                 14.810

  12/23/88              0.5900            0.0400                 16.520

  12/22/89              0.7000            0.0000                 19.130

  12/21/90              0.5500            0.0000                 18.390

  12/20/91              0.3550            0.0000                 23.730

  12/17/92              0.2450            1.5710                 27.440

  12/28/93              0.1550            0.6390                 27.720

  12/28/94              0.2394            2.7965                 25.290



Class B Shares

  12/28/93              0.1070            0.6390                 27.610

  12/28/94              0.1281            2.7965                 25.070



Class Y Shares

  12/28/94              0.2599            2.7965                 25.290




Oppenheimer Growth Fund
Page 2



1. Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

          1                    ERV n
   --------------- = n        (---) - 1 = average annual total return
   number of years              P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                   Five Year

  $1,220.05 1                $1,809.41 .2
 (---------) - 1 = 22.01%    (---------)   - 1 = 12.59%
   $1,000                      $1,000


  Ten Year

  $3,114.71 .1
 (---------) - 1 = 12.03%
   $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

  One Year                   Inception

  $1,232.19 1                $1,239.57 .5351
 (---------) - 1 = 23.22%    (---------)   - 1 = 12.17%
   $1,000                      $1,000


Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

  One Year                   Inception

  $1,295.91 1                $1,229.44 .9255
 (---------) - 1 = 29.59%    (---------)   - 1 = 21.07%
   $1,000                      $1,000


Oppenheimer Growth Fund
Page 3



1. Average Annual Total Returns for the Periods Ended 06/30/95 (continued):


Examples at NAV:

Class A Shares

  One Year                   Five Year

  $1,294.43 1                $1,919.86 .2
 (---------) - 1 = 29.44%    (---------)   - 1 = 13.93%
   $1,000                      $1,000

  Ten Year

  $3,304.78 .1
 (---------) - 1 = 12.70%
   $1,000


Class B Shares

  One Year                   Inception

  $1,282.19 1                $1,279.58 .5351
 (---------) - 1 = 28.22%    (---------)   - 1 = 14.10%
   $1,000                      $1,000


Class Y Shares

  One Year                   Inception

  $1,295.91 1                $1,229.44 .9255
 (---------) - 1 = 29.59%    (---------)   - 1 = 21.07%
   $1,000                      $1,000






Oppenheimer Growth Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,220.05 - $1,000                   $1809.41 - $1,000
    ------------------  =  22.01%        ------------------  = 80.94%
        $1,000                                $1,000

    Ten Year

    $3,114.71 - $1,000
    ------------------  = 211.47%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

     One Year                            Inception Year

    $1,232.19 - $1,000                   $1,239.57 - $1,000
    ------------------  =  23.22%        ------------------  = 23.96%
          $1,000                                $1,000


Class Y Shares

Example assuming a maximum contingent deferred sales charge of 0.00% for the first year, and 0.00% for the inception year:

     One Year                            Inception Year

    $1,295.91 - $1,000                   $1,229.44 - $1,000
    ------------------  = 29.59%         ------------------  = 22.94%
          $1,000                                $1,000







Oppenheimer Growth Fund
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2.  Cumulative Total Returns for the Periods Ended 06/30/95 (continued):

Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,294.43 - $1,000                   $1,919.86 - $1,000
    ------------------  = 29.44%         ------------------  = 91.99%
          $1,000                                $1,000

    Ten Year

    $3,304.78 - $1,000
    ------------------  = 230.48%
          $1,000


Class B Shares

    One Year                             Inception Year

    $1,282.19 - $1,000                   $1,279.58 - $1,000
    ------------------  =  28.22%        ------------------  = 27.96%
          $1,000                                $1,000


Class Y Shares

    One Year                             Inception Year

    $1,295.91 - $1,000                   $1,229.44 - $1,000
    ------------------  = 29.59%         ------------------  = 22.94%
          $1,000                                $1,000